 As filed with the Securities and Exchange Commission on December 15, 1998
                                                    Registration No. 333-60907

                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549
                                ___________________

                           POST-EFFECTIVE AMENDMENT NO. 1
                                         TO
                                      FORM S-3
                                REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933
                                ___________________

                          COMED TRANSITIONAL FUNDING TRUST
                               (Issuer of Securities)

                                 COMED FUNDING, LLC
                    (Depositor of the Trust as described herein)
      (Exact name of Registrant as Specified in Its Certificate of Formation)

          DELAWARE                                            36-4239488
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)

                               COMED FUNDING, LLC
TEN SOUTH DEARBORN STREET, 37TH FLOOR, CHICAGO, ILLINOIS  60603, (312) 394-7937
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ___________________

                           RUTH ANN M. GILLIS, MANAGER
TEN SOUTH DEARBORN STREET, 37TH FLOOR, CHICAGO, ILLINOIS  60603, (312) 394-3149
         (Name, address, including zip code, and telephone number,
                    including area code, of agent for service)

                                ___________________

                                 With copies to:

Frederick L. Feldkamp, Esq.   Kevin J. Hochberg, Esq.     Daniel C. Bird, Esq.
    Foley & Lardner              Sidley & Austin            Winston & Strawn
 330 North Wabash Avenue,    One First National Plaza       35 W. Wacker Drive
 Chicago, Illinois 60611     Chicago, Illinois 60603     Chicago, Illinois 60601
   (312) 755-1900                (312) 853-2085               (312) 558-7446


     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 333-60907


                                             CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
                                                               PROPOSED MAXIMUM          PROPOSED MAXIMUM            AMOUNT OF
         TITLE OF EACH CLASS OF             AMOUNT TO BE        AGGREGATE PRICE         AGGREGATE OFFERING     REGISTRATION FEE(2)
      SECURITIES TO BE REGISTERED            REGISTERED           PER UNIT(1)                 PRICE(1)
---------------------------------------------------------------------------------------------------------------------------------
Transitional Funding Trust Notes          $4,000,000,000              100%                 $4,000,000,000           $1,112,017
---------------------------------------------------------------------------------------------------------------------------------
(1)  Estimated solely for the purpose of calculating the registration fee.
(2)  The registration fee was previously paid in connection with filings made on
     August 7, 1998 and December 3, 1998.
                            ___________________________

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF INSURANCE AND DISTRIBUTION.

 Securities and Exchange Commission filing fee . . . . . . .         $1,112,017
 Blue sky fees and expenses  . . . . . . . . . . . . . . . .             12,375
 Printing and engraving expenses . . . . . . . . . . . . . .            500,000
 Accountants' fees and expenses  . . . . . . . . . . . . . .             25,000
 Trustees' fees and expenses . . . . . . . . . . . . . . . .             75,000
 Legal fees and expenses . . . . . . . . . . . . . . . . . .          3,000,000
 Rating Agency fees  . . . . . . . . . . . . . . . . . . . .            525,000
 Miscellaneous fees and expenses   . . . . . . . . . . . . .            600,000
                                                                     ----------
                Total  . . . . . . . . . . . . . . . . . . .         $5,849,392
                                                                     ----------
                                                                     ----------

------------------------
     All of the fees, costs and expenses set forth above will be paid by the Trust.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Title 12, Section 3817 of the Delaware Code (the "Delaware Act") provides that subject to such standards and restrictions, if any, as are set forth in its governing instrument, a Delaware Business Trust may and has the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands. The Delaware Act also provides that the absence of a provision for indemnity in the governing instrument of a business trust shall not be construed to deprive any trustee or beneficial owner or other person of any right to indemnity which is otherwise available to such person under the laws of the State of Delaware.

          Section 6.07 of the Indenture provides that the Trust shall indemnify the Indenture Trustee and its officers, directors, employees and agents against any loss, liability or expense incurred by it in connection with the administration of the trust and the performance of its duties under the Indenture, except for any loss, liability or expense incurred as a result of the Indenture Trustee's own willful misconduct, negligence or bad faith.

          Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may and has the power to indemnify and hold harmless any member or other person from and against any and all claims and demands whatsoever. Section 10.1 of the Limited Liability Company Agreement of the Grantee provides that the Grantee shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Grantee) by reason of the fact that he is or was a manager, officer, employee or agent of the Grantee, or is or was serving at the request of the Grantee as a manager, director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Grantee, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          Certain provisions of the Illinois Business Corporation Act of 1983 (the "BCA") provide that the sole member of the Grantee, Commonwealth Edison Company ("ComEd"), may, and in some circumstances must, indemnify the directors and officers of ComEd and of each subsidiary company against liabilities and expenses incurred by any such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions set forth in the statute. ComEd's By-laws provide that ComEd will indemnify its directors and officers, and any person serving as a director or officer of another business entity at ComEd's request, to the extent permitted by the statute. In addition, ComEd's Restated Articles of Incorporation provide, as permitted by the BCA, that directors shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except (i) for breaches of their duty of loyalty to ComEd or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section
8.65 of the BCA, and (iv) for transactions from which a director derived an improper personal benefit.

          ComEd has purchased liability insurance policies which indemnify ComEd's directors and officers, the directors and officers of subsidiaries of ComEd, the trustees of the Service Annuity Funds, and officers of ComEd serving as directors and officers on behalf of ComEd with certain other entities, against loss arising from claims by reason of their legal liability for acts as such directors, officers or trustees, subject to certain limitations and conditions set forth in the policies.

          ComEd indemnifies assistant officers and certain other employees against liabilities and expenses incurred by reason of acts performed in connection with the operations of the various employee benefit systems of ComEd and its subsidiaries.

          The indemnification provided by the Delaware Code, the Delaware Limited Liability Company Act, the Grantee's Limited Liability Company Agreement and the Indenture is not exclusive of any other rights to which the Delaware Trustee, the Indenture Trustee, the members and managers of the Grantee, the officers and directors of ComEd and any beneficial owner of the Trust may be entitled.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

          (a)  EXHIBITS.


 EXHIBIT
 NUMBER    EXHIBIT DESCRIPTION
---------  --------------------
   **1.1   Form of Underwriting Agreement.

   **3.1   Amended and Restated Certificate of Formation of the Registrant.

   **3.2   Amended and Restated Limited Liability Company Agreement of the
           Registrant.

   **4.1   Trust Agreement.

   **4.2   Form of Transitional Funding Trust Note.

   **4.3   Form of Indenture.

   **4.4 Form of Amendment No. 1 to Trust Agreement (Exhibit 4.1); to be executed.

   **5.1   Opinion of Foley & Lardner relating to legality of the Transitional
           Funding Trust Notes.

     5.2 Opinion of Sidley & Austin relating to the legality of the Transitional Funding Trust Notes.

   **8.1 Opinion of Sidley & Austin with respect to material federal tax matters.

  **10.1   Form of Sale Agreement.

  **10.2   Form of Grant Agreement.

                                      II-2



 EXHIBIT
 NUMBER    EXHIBIT DESCRIPTION
---------  --------------------
  **10.3   Form of Servicing Agreement.

  **10.4   Form of Administration Agreement.

  **10.5   Form of Remediation Agreement.

  **23.1   Consent of Foley & Lardner (included in Exhibit 5.1).

    23.2   Consent of Sidley & Austin (included in Exhibit 5.2 and Exhibit
           8.1).

  **23.3   Consent of Winston & Strawn.

  **23.4 Consent of Arthur Andersen, LLP with respect to the financial statements of the Registrant.

  **23.5 Consent of Arthur Andersen, LLP with respect to the financial statements of the Trust.

  **24.1   Power of Attorney with respect to the Registrant (included on page
           II-5 of Amendment No. 1 to the Registration Statement).

  **24.2 Power of Attorney with respect to the Trust (included on page II-5 of Amendment No. 2 to the Registration Statement).

  **25     Form T-1.

  **99.1   Application for Transitional Funding Order.

  **99.2   Transitional Funding Order.

  **99.3   Internal Revenue Service Private Letter Ruling pertaining to the
           Notes.
---------------
**Previously filed.

ITEM 17.  UNDERTAKINGS.

          The Registrant, on behalf of the ComEd Transitional Funding Trust (the "Trust") hereby undertakes as follows:

     (a)(1) To do, or, pursuant to the Administration Agreement, to cause Commonwealth Edison Corporation (the "Administrator") to do the following:
(i) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (ii) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (iii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement (Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement); and (iv) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that
(a)(1)(ii) and (a)(1)(iii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

     (3) To remove, or to cause Administrator to remove, from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Trust's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), with respect to the Trust that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities to be offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Delaware Trustee, the Indenture Trustee, the managers and members of the Grantee and the directors and officers of the Administrator pursuant to the provisions described in Item 15 above, or otherwise, the Registrant, the Grantee and the Administrator have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Delaware Trustee, Indenture Trustee, the managers or members of the Grantee, or the directors or officers of the Administrator in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of each issue.

     (d) That, for purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(i) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (e) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

     (f) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Indenture Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant and the Trust have duly caused this Post-Effective Amendment No. 1 of the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 15th day of December, 1998.

                              COMED FUNDING, LLC


                              By:       /s/ Ruth Ann M. Gillis
                                   -------------------------------------
                                        Ruth Ann M. Gillis, MANAGER


                              COMED TRANSITIONAL FUNDING TRUST


                              By:       /s/ Ruth Ann M. Gillis
                                   -------------------------------------
                                   Ruth Ann M. Gillis, BENEFICIARY TRUSTEE


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following person in the capacity and on the date indicated.

By:       /s/ Ruth Ann M. Gillis
    --------------------------------------
        Ruth Ann M. Gillis, MANAGER             Manager       December 15, 1998
        Pursuant to a power of
       attorney previously held.


By:       /s/ Ruth Ann M. Gillis
    --------------------------------------
  Ruth Ann M. Gillis, BENEFICIARY TRUSTEE       Beneficiary    December 15,1998
         Pursuant to a power of                  Trustee
        attorney previously held.

                                    EXHIBIT INDEX

                                                                    SEQUENTIAL
 EXHIBIT                                                               PAGE
 NUMBER    EXHIBIT DESCRIPTION                                        NUMBER
---------  -------------------                                      ----------
   **1.1   Form of Underwriting Agreement.

   **3.1   Amended and Restated Certificate of Formation of the
           Registrant.

   **3.2 Amended and Restated Limited Liability Company Agreement of the Registrant.

   **4.1   Trust Agreement.

   **4.2   Form of Transitional Funding Trust Note.

   **4.3   Form of Indenture.

   **4.4   Form of Amendment No. 1 to Trust Agreement (Exhibit
           Number 4.1); to be executed.

   **5.1 Opinion of Foley & Lardner relating to legality of the Transitional Funding Trust Notes.

     5.2 Opinion of Sidley & Austin relating to the legality of the Transitional Funding Trust Notes.

   **8.1 Opinion of Sidley & Austin with respect to material federal tax matters.

  **10.1   Form of Sale Agreement.

  **10.2   Form of Grant Agreement.

  **10.3   Form of Servicing Agreement.

  **10.4   Form of Administration Agreement.

  **10.5   Form of Remediation Agreement.

  **23.1   Consent of Foley & Lardner (included in Exhibit 5.1).

    23.2   Consent of Sidley & Austin (included in Exhibit 5.2 and
           Exhibit 8.1).

  **23.3   Consent of Winston & Strawn.

  **23.4 Consent of Arthur Andersen, LLP with respect to the financial statements of the Registrant.

  **23.5 Consent of Arthur Andersen, LLP with respect to the financial statements of the Trust.

  **24.1   Power of Attorney with respect to the Registrant
           (included on page II-5 of Amendment No. 1 to the Registration Statement).

  **24.2 Power of Attorney with respect to the Trust (included on page II-5 of Amendment No. 2 to the Registration
           Statement).

  **25     Form T-1.

  **99.1   Application for Transitional Funding Order.

  **99.2   Transitional Funding Order.

                                     II-6


                                                                    SEQUENTIAL
 EXHIBIT                                                               PAGE
 NUMBER    EXHIBIT DESCRIPTION                                        NUMBER
---------  -------------------                                      ----------

  **99.3 Internal Revenue Service Private Letter Ruling pertaining to the Notes.

---------------
**Previously filed.






                                      II-7